UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

DATASCENSION INC.
(Exact name of Registrant as specified in charter)

Nevada	0-29087	87-0374623
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number)	identification)

407 W. Imperial Hwy, Suite H314Brea, CA	92821
(Address of principal executive offices)	(Zip code)

Registrant's Address and Telephone number, including area code: 714-482-9750
Item 5.02.	Appointment of Certain Officers

Mr. David Lieberman has been appointed as Chief Financial Officer of issuer, effective immediately. Mr. Lieberman has no written contract at present; however, verbal agreement calls for employment of Mr. Lieberman on an at will basis, with a salary of $180,000 per year, which may be the subject of a written agreement in the future.

Mr. Lieberman has over forty years of financial experience beginning with five years as an accountant with Price Waterhouse, from 1967 through 1972.

Mr. Lieberman's experience includes serving in various Senior Executive positions with a strong financial and operations background. Most recently, Mr. Lieberman served as Chief Operating and Financial Officer of Dalrada Financial Corporation, a publicly traded payroll processing company, based in San Diego. Prior to that position, he had been Chief Financial Officer for John Goyak & Associates, Inc., a Las Vegas-based aerospace consulting firm. In the 1990’s, Mr. Lieberman served as President and Chief Operating Officer of both JLS Services, Inc. and International Purity, and also served as Chief Financial Officer for California Athletic Clubs, Inc.

Mr. Lieberman attended the University of Cincinnati, where he received his B.A. in Business, and is a licensed CPA in the state of California. He resides in Las Vegas, Nevada.

Item 9.01 Exhibits

See Press Release, dated January 22, 2008, attached hereto as Exhibit 99.1.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 22, 2008

Datascension Inc.

By: /s/ Scott Kincer

Scott Kincer, President/CEO

LIST OF EXHIBITS

No.	Description
99.1	Press Release, dated January 15, 2008